Exhibit 99.1

Castle Biosciences Reports Third Quarter 2026 Results
Delivered Q3 2026 revenue of $102.9 million, an increase of 24% over Q3 2025
TissueCypher® test report volume increased 47% over Q3 2025
Raising full-year 2026 revenue guidance to $385-395 million from $365-375 million

Conference call and webcast today at 4:30 p.m. ET

FRIENDSWOOD, Texas – November 5, 2026 – Castle Biosciences, Inc. (Nasdaq: CSTL), a company improving health through innovative tests that guide patient care, today announced its financial results for the third quarter and nine months ended September 30, 2026.

“Our team delivered another strong quarter, reflecting consistent execution across our portfolio,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “TissueCypher was a key contributor to our top-line performance, delivering 47% year-over-year growth in test report volume compared to the third quarter of 2025. We generated $19.7 million in net cash provided by operating activities, reflecting our disciplined approach to expense management and operational efficiency while continuing to invest in strategic growth opportunities.

“DecisionDx®-Melanoma continues to serve as the foundation of our dermatologic testing franchise, with 5% year-over-year growth in test report volume through the first nine months of 2026 compared to the same period in 2025. Alongside DecisionDx-Melanoma, AdvanceAD-Tx™ and DecisionDx®-SCC broaden the clinical value of our dermatologic portfolio and position us to support our medium- and long-term growth opportunities, and combined, our dermatology commercial team delivered 15,168 test reports in the third quarter.

“Overall, our third-quarter results reflect the strength of our portfolio, consistent execution and continued progress toward our long-term growth objectives. I want to thank the entire Castle team for their dedication, hard work and unwavering commitment to improving patient care.”

Third Quarter Ended Sep. 30, 2026, Financial and Operational Highlights
•Revenues were $102.9 million, compared to $83.0 million in the third quarter of 2025.

Core revenue drivers:
•Third quarter 2026 total test reports for our core revenue drivers (DecisionDx-Melanoma, TissueCypher) increased 22% over the third quarter of 2025:
◦DecisionDx-Melanoma test reports delivered in the quarter were 10,177, compared to 10,459 in the third quarter of 2025.
◦TissueCypher Barrett’s Esophagus test reports delivered in the quarter were 15,574, compared to 10,609 in the third quarter of 2025.

Additional tests:
◦DecisionDx-SCC test reports delivered in the quarter were 3,882, compared to 4,186 in the third quarter of 2025.
◦MyPath® Melanoma test reports delivered in the quarter were 798, compared to 1,151 in the third quarter of 2025.

◦DecisionDx®-UM test reports delivered in the quarter were 422, compared to 436 in the third quarter of 2025.
◦AdvanceAD-Tx test reports delivered in the quarter were 1,109. The test was not offered during the third quarter of 2025.
◦Esopredict® test reports delivered in the quarter were 469. The test was not offered during the third quarter of 2025.

•Gross margin was 75%, and Adjusted Gross Margin was 77%, compared to 75% and 77%, respectively, for the same periods in 2025.
•Net loss, which includes non-cash stock-based compensation expense of $11.2 million, was $4.1 million, compared to net loss of $0.5 million for the same period in 2025.
•Net loss per share and Adjusted Net Loss per Share, Basic and Diluted, was $0.13, compared to net loss per share and Adjusted Net Loss per Share, Basic and Diluted, of $0.02, for the same period in 2025.
•Adjusted EBITDA was $12.7 million, compared to $9.2 million for the same period in 2025.
•Net cash provided by operations was $19.7 million, compared to net cash provided by operations of $22.6 million for the same period in 2025.

Nine Months Ended Sep. 30, 2026, Financial and Operational Highlights
•Revenues were $290.1 million, compared to $257.2 million for the nine months ended September 30, 2025. Affecting comparison to 2025 includes the change in DecisionDx-SCC Medicare coverage effective April 24, 2025, the re-focus of our commercial efforts, as well as the discontinuation of IDgenetix in May 2025.

Core revenue drivers:
•Nine months ended September 30, 2026, total test reports for our core revenue drivers (DecisionDx-Melanoma, TissueCypher) increased 29% over the nine months ended September 30, 2025.
◦DecisionDx-Melanoma test reports delivered in the nine months ended September 30, 2026, were 30,478, compared to 29,061 for the same period in 2025.
◦TissueCypher Barrett’s Esophagus test reports delivered in the nine months ended September 30, 2026, were 42,307, compared to 27,211 for the same period in 2025.
Additional tests:
◦DecisionDx-SCC test reports delivered in the nine months ended September 30, 2026, were 11,595, compared to 13,323 for the same period in 2025.
◦MyPath Melanoma test reports delivered in the nine months ended September 30, 2026, were 2,832, compared to 3,243 for the same period in 2025.
◦DecisionDx-UM test reports delivered in the nine months ended September 30, 2026, were 1,396, compared to 1,374 for the same period in 2025.
◦AdvanceAD-Tx test reports delivered in the nine months ended September 30, 2026, were 2,548. The test was not offered during the nine months ended September 30, 2025.
◦Esopredict test reports delivered in the nine months ended September 30, 2026, were 986. The test was not offered during the nine months ended September 30, 2025.

•Gross margin for the nine months ended September 30, 2026, was 74%, and Adjusted Gross Margin was 77%, compared to 67% and 80%, respectively, for the same period in 2025.

•Net loss, which includes non-cash stock-based compensation expense of $32.6 million, was $20.7 million, compared to net loss of $21.8 million for the same period in 2025.
•Net loss per share and Adjusted Net Loss per Share, Basic and Diluted, was $0.69, compared to net loss per share and Adjusted Net Loss per Share, Basic and Diluted, of $0.76 and $0.06, respectively, for the same period in 2025.
•Adjusted EBITDA was $20.0 million, compared to $32.5 million for the same period in 2025.
•Net cash provided by operations was $12.8 million, compared to $37.4 million net cash provided by operations for the same period in 2025.
Cash, Cash Equivalents and Marketable Investment Securities
As of Sep. 30, 2026, the Company’s cash, cash equivalents and marketable investment securities totaled $277.7 million.
2026 Outlook
Castle Biosciences is raising its guidance for anticipated total revenue in 2026. The Company now anticipates generating between $385-395 million in total revenue in 2026, compared to the previously provided guidance of between $365-375 million. Further, the Company maintains its expectation to achieve positive Adjusted EBITDA for the fourth quarter 2026, the full year 2026 and the full year 2027.

Third Quarter 2026 Highlights

Dermatology - Skin Cancer
•In September, the Company presented new data on DecisionDx-Melanoma from the largest, prospective multi-center study of gene expression profiling (GEP) in cutaneous melanoma to date, involving 2,799 patients across 29 U.S. centers. This study, presented at the European Academy of Dermatology and Venereology (EADV) Congress 2026, supports the use of DecisionDx-Melanoma in sentinel lymph node biopsy (SLNB) and risk of recurrence decision-making management. Among 676 patients with low-risk i31-SLNB results who underwent SLNB had an observed SLN positivity of 4.4%, and 565 SLNB-eligible patients with low-risk results who did not undergo SLNB had five-year recurrence-free survival (RFS) of 99.6%. These findings support identifying low-risk patients who may safely forgo SLNB. A separate analysis of 687 patients with transected melanomas showed that patients with early-stage disease (stage I–IIA) and high-risk Class 2B results had recurrence risk similar to stage IIB disease, supporting closer surveillance when staging is uncertain. See the Company's news release from September 30, 2026, for more information.
•The Company announced the publication of a multi-center study in the Journal of the American Academy of Dermatology (JAAD) validating the integrated DecisionDx-SCC test result (i40-GEP) for patients with high-risk cutaneous squamous cell carcinoma (SCC). DecisionDx-SCC analyzes 40 genes to provide results related to prognosis and response to adjuvant radiation therapy (ART) based on an individual patient's tumor biology. The enhanced algorithm integrates the molecular data with five clinicopathologic risk factors (immunosuppression, tumor diameter, histological differentiation, perineural invasion and anatomic site) using optimized nested predictive models. This integrated approach provides a comprehensive assessment of metastatic risk, local recurrence risk and likelihood of benefit from ART. The study published in JAAD showed that the test results can shift or stratify patients across clinically actionable risk thresholds, supporting risk-aligned decisions regarding patient follow-up, surveillance imaging, multidisciplinary referral and ART. See the Company's news release from September 9, 2026, for more information.

Dermatology - Atopic Dermatitis
•The Company announced the publication of a new study highlighting the challenges patients with atopic dermatitis (AD) experience in achieving their treatment goals and strong patient interest in molecular testing to help guide systemic therapy selection. The findings support the clinical need for molecular guidance in AD care. Castle's AdvanceAD-Tx test is designed to address this need by helping personalize systemic therapy decisions based on an individual patient's underlying disease biology. This new paper complements an earlier prospective, multicenter clinical validation study in the Journal of the American Academy of Dermatology that demonstrated the ability of AdvanceAD-Tx to identify differences in systemic therapy class response in patients with moderate-to-severe AD. See the Company's news release from September 24, 2026, for more information.

Gastroenterology
•The Company announced the publication of a study showing that its TissueCypher Barrett’s Esophagus test helped guide risk-aligned management decisions for patients with non-dysplastic Barrett’s esophagus (NDBE). In the study, clinicians changed their management recommendations 90% of the time after receiving TissueCypher results, including escalating management for all patients with intermediate- or high-risk results and de-escalating management for 84% of those with low-risk results. See the Company's news release from September 28, 2026, for more information.
•The Company announced the publication of a new decision modeling study showing that the TissueCypher Barrett's Esophagus test can help better align Barrett's esophagus (BE) management with a patient's individual risk of progression to high-grade dysplasia (HGD) or esophageal adenocarcinoma (EAC). In the study, simulated use of TissueCypher significantly increased appropriate management aligned with known progression outcomes across patients with NDBE, indefinite for dysplasia (IND) and low-grade dysplasia (LGD). See the Company's news release from September 15, 2026, for more information.
Pipeline Initiatives
•In September, SciBase, the Company’s collaboration partner developing the use of electrical impedance spectroscopy technology to predict relapses in atopic dermatitis announced that Castle placed an additional order for acceleration of the Company’s current, ongoing clinical study and preparations for a second clinical study under the collaboration. The order consisted of both the portable pen device and electrodes to a value of approximately $0.6 million. Deliveries began early in the fourth quarter 2026.

Corporate
•The Company announced the opening of its new laboratory and office facility in Scottsdale, Arizona. The 55,000-square-foot facility, located within the 260-acre Perimeter Center business park, expands Castle’s operational footprint in the Phoenix metropolitan area. This investment gives our teams additional space, infrastructure and capacity to support our work on behalf of patients and clinicians today as well as our anticipated growth in the future. See the Company's news release from September 22, 2026, for more information.

Conference Call and Webcast Details
Castle Biosciences will hold a conference call on Thursday, November 5, 2026, at 4:30 p.m. Eastern time to discuss its third quarter 2026 results and provide a corporate update.

A live webcast of the conference call can be accessed here: https://event.choruscall.com/mediaframe/webcast.html?webcastid=tHS7IFft or via the webcast link on the Investor Relations page of the Company’s website, https://ir.castlebiosciences.com/. Please access the webcast at least 10 minutes before the conference call start time. An archive of the webcast will be available on the Company’s website until November 26, 2026.
There will be a brief Question & Answer session following management commentary.
Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of Adjusted Revenues, Adjusted Gross Margin, Adjusted EBITDA and Adjusted Net (Loss) Income per Share, Basic and Diluted, which are non-GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenues and Adjusted Gross Margin reflect adjustments to GAAP net revenues to exclude net positive and/or net negative revenue adjustments recorded in the current period associated with changes in estimated variable consideration related to test reports delivered in previous periods. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted EBITDA excludes from net loss or income: interest income, interest expense, income tax benefit or expense, depreciation and amortization expense, stock-based compensation expense and net losses (gains) on equity securities. Adjusted Net (Loss) Income per Share, Basic and Diluted, excludes a one-time adjustment of an acceleration of amortization expense for our IDgenetix test from net loss.

We use Adjusted Revenues, Adjusted Gross Margin, Adjusted EBITDA and Adjusted Net (Loss) Income per Share, Basic and Diluted, internally because we believe these metrics provide useful supplemental information in assessing our revenue and operating performance reported in accordance with GAAP, respectively. We believe that Adjusted Revenues, when used in conjunction with our test report volume information, facilitates investors’ analysis of our current-period revenue performance and average selling price performance by excluding the effects of revenue adjustments related to test reports delivered in prior periods, since these adjustments may not be indicative of the current or future performance of our business. We believe that providing Adjusted Revenues may also help facilitate comparisons to our historical periods. Adjusted Gross Margin is calculated using Adjusted Revenues and therefore excludes the impact of revenue adjustments related to test reports delivered in prior periods, which we believe is useful to investors as described above. We further exclude acquisition-related intangible asset amortization in the calculation of Adjusted Gross Margin. We believe that excluding acquisition-related intangible asset amortization may facilitate gross margin comparisons to historical periods and may be useful in assessing current-period performance without regard to the historical accounting valuations of intangible assets, which are applicable only to tests we acquired rather than internally developed. Adjusted Net (Loss) Income per Share, Basic and Diluted, is calculated by excluding a one-time adjustment of an acceleration of amortization expense for our IDgenetix test from net loss. We believe that providing Adjusted Net (Loss) Income per Share, Basic and Diluted, may also help facilitate comparisons to our historical periods. We believe Adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses we believe are not indicative of our ongoing performance. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

These non-GAAP financial measures are not meant to be considered in isolation or used as substitutes for net revenues, gross margin, net loss or net loss per share reported in accordance with GAAP; should be considered in conjunction with our financial information presented in accordance with GAAP; have no standardized meaning prescribed by GAAP; are unaudited; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non-GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables at the end of this release.
About Castle Biosciences
Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company improving health through innovative tests that guide patient care. With a primary focus in dermatologic and gastroenterological disease, we develop personalized, clinically actionable solutions that help improve disease management and patient outcomes.
We put people first—empowering patients and clinicians and informing care decisions through rigorous science and advanced molecular tests that support more confident treatment planning. To learn more, visit www.CastleBiosciences.com and connect with us on LinkedIn, Instagram, Facebook and X.

DecisionDx-Melanoma, DecisionDx-CMSeq, i31-SLNB, i31-ROR, DecisionDx-SCC, MyPath Melanoma, AdvanceAD-Tx, TissueCypher, Esopredict, DecisionDx-UM, DecisionDx-PRAME and DecisionDx-UMSeq are trademarks of Castle Biosciences, Inc.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding: Castle’s 2026 total revenue guidance of $385-395 million; expectations for achieving positive Adjusted EBITDA for the fourth quarter 2026, the full year 2026 and the full year 2027; continued top-line performance and growth of test volumes; the ability of DecisionDx-Melanoma, DecisionDx-SCC, TissueCypher and AdvanceAD-Tx to bring substantial added value to clinicians and their patients; the ability of DecisionDx-Melanoma to support more informed SLNB decision-making for patients with CM; the ability of TissueCypher to (i) predict a patient's five-year risk of progression from BE and (ii) help clinicians tailor management decisions based on an individual patient's risk profile; the ability of AdvanceAD-Tx to guide systemic treatment decision making in patients with AD; the timing of deliveries and clinical study progress under our collaboration with SciBase; our anticipated growth and the anticipated benefits of our new Scottsdale, Arizona facility; and Castle's ability to achieve near- and long-term success and the continued growth of our portfolio. The words “anticipate,” “aims” “believe,” “can,” “continue,” “could,” “expect,” “goal,” “guidance,” “may,” “plan,” “potentially,” “providing,” “upcoming,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: our assumptions or expectations regarding reimbursement for our products and subsequent coverage decisions; our estimated total addressable markets for our products and product candidates and the related expenses, capital requirements and potential needs for additional financing; the anticipated cost, timing and success of our product candidates; our plans to research, develop and commercialize new tests; our ability to successfully integrate new businesses, assets, products or technologies acquired through acquisitions; the effects of macroeconomic events and conditions, including inflation and monetary supply shifts, labor shortages, liquidity concerns at, and failures of, banks and other financial institutions or other disruptions in the banking system or financing markets, recession risks, supply chain disruptions, tariffs, outbreaks of contagious diseases and geopolitical events (such as the ongoing conflicts in the Middle East and Ukraine-Russia conflict), among others, on our business and our efforts to address any impact on our business; the possibility that subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this press release, including with respect to the tests discussed in this press release; the risk that our collaboration with SciBase, including the portable pen device order and related clinical studies, may be delayed, modified or not completed as anticipated; our planned installation of additional equipment and supporting technology infrastructures and implementation of certain process efficiencies may not enable us to increase the future scalability of our TissueCypher Test; the possibility that actual application of our tests may not provide the aforementioned benefits to patients; the possibility that our newer gastroenterology franchise may not contribute to the achievement of our long-term financial targets as anticipated; the risk that our new Scottsdale, Arizona facility may not provide the anticipated capacity, infrastructure or growth benefits; and the risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026, each filed or to be filed with the SEC, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

Investor Relations Contact:
Camilla Zuckero
czuckero@castlebiosciences.com
281-906-3868

Media Contact:
Allison Marshall
amarshall@castlebiosciences.com

###

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
NET REVENUES	$102,891	$83,043	$290,116	$257,219
OPERATING EXPENSES
Cost of sales (exclusive of amortization of acquired intangible assets)	23,919	18,704	68,152	52,713
Research and development	15,807	12,960	44,778	38,335
Selling, general and administrative	63,792	55,907	194,813	172,592
Amortization of acquired intangible assets	2,104	2,276	6,581	32,562
Total operating expenses, net	105,622	89,847	314,324	296,202
Operating loss	(2,731)	(6,804)	(24,208)	(38,983)
Interest income	2,512	2,833	7,413	8,876
Net (losses) gains on equity securities	(3,425)	3,561	(2,033)	3,321
Interest expense	(197)	(24)	(524)	(62)
Other income (expense)	39	48	(553)	48
Loss before income taxes	(3,802)	(386)	(19,905)	(26,800)
Income tax expense (benefit)	298	115	777	(4,974)
Net loss	$(4,100)	$(501)	$(20,682)	$(21,826)

Loss per share:
Basic	$(0.13)	$(0.02)	$(0.69)	$(0.76)
Diluted	$(0.13)	$(0.02)	$(0.69)	$(0.76)

Weighted-average shares outstanding:
Basic	30,633	29,073	30,112	28,868
Diluted	30,633	29,073	30,112	28,868

Stock-Based Compensation Expense
Stock-based compensation expense is included in the unaudited condensed consolidated statements of operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cost of sales (exclusive of amortization of acquired intangible assets)	$1,403	$1,446	$4,080	$4,324
Research and development	1,611	1,950	4,732	5,807
Selling, general and administrative	8,218	8,704	23,785	24,356
Total stock-based compensation expense	$11,232	$12,100	$32,597	$34,487

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(4,100)	$(501)	$(20,682)	$(21,826)
Other comprehensive loss:
Net unrealized (loss) gain on marketable investment securities	(236)	201	(759)	10
Comprehensive loss	$(4,336)	$(300)	$(21,441)	$(21,816)

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2026	December 31, 2025
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$77,994	$116,729
Marketable investment securities	199,671	182,776
Accounts receivable, net	52,101	43,382
Inventory	10,381	10,254
Prepaid expenses and other current assets	16,710	7,956
Total current assets	356,857	361,097
Long-term accounts receivable, net	1,264	1,878
Property and equipment, net	111,461	97,443
Operating lease assets	13,970	14,795
Goodwill and other intangible assets, net	91,492	99,574
Other assets – long-term	4,364	3,769
Total assets	$579,408	$578,556

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$13,225	$18,711
Accrued compensation	33,399	38,287
Contingent consideration	—	1,000
Operating lease liabilities	1,644	1,325
Current portion of long-term debt	4,167	417
Other accrued and current liabilities	15,177	8,937
Total current liabilities	67,612	68,677
Long-term debt	5,917	9,640
Noncurrent portion of contingent consideration	—	1,500
Noncurrent operating lease liabilities	24,609	25,217
Noncurrent finance lease liabilities	237	314
Deferred tax liability	2,398	2,335
Other liabilities	191	—
Total liabilities	100,964	107,683
Stockholders’ Equity
Preferred stock	—	—
Common stock	31	30
Additional paid-in capital	723,871	694,860
Accumulated deficit	(244,966)	(224,284)
Accumulated other comprehensive (loss) income	(492)	267
Total stockholders’ equity	478,444	470,873
Total liabilities and stockholders’ equity	$579,408	$578,556

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(20,682)	$(21,826)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,178	36,994
Stock-based compensation expense	32,597	34,487
Net losses (gains) on equity securities	2,033	(3,321)
Deferred income taxes	63	(5,321)
Accretion of discounts on marketable investment securities	(1,190)	(3,511)
Other	906	282
Change in operating assets and liabilities:
Accounts receivable	(8,105)	604
Prepaid expenses and other current assets	(8,838)	(4,535)
Inventory	(127)	(538)
Operating lease assets	873	1,016
Other assets	(768)	(54)
Accounts payable	2,279	3,095
Operating lease liabilities	(337)	(1,066)
Accrued compensation	(4,888)	(792)
Other accrued and current liabilities	6,628	1,902
Other liabilities	191	—
Net cash provided by operating activities	12,813	37,416

INVESTING ACTIVITIES
Purchases of marketable investment securities	(165,567)	(151,306)
Proceeds from maturities of marketable investment securities	138,800	135,200
Proceeds from maturities of debt securities classified as held-to-maturity	5,600	—
Purchases of debt securities classified as held-to-maturity	—	(5,569)
Proceeds from sale of equity securities	3,248	—
Asset acquisition, net of cash and cash equivalents acquired	—	(18,726)
Purchases of property and equipment	(28,597)	(28,837)
Proceeds from sale of property and equipment	21	40
Net cash used in investing activities	(46,495)	(69,198)

FINANCING ACTIVITIES
Proceeds from exercise of common stock options	1,405	114
Payment of employees’ taxes on vested restricted stock units and performance-based restricted stock units	(8,314)	(4,289)
Proceeds from contributions to the employee stock purchase plan	2,930	1,702
Payment of contingent consideration	(1,000)	—
Repayment of principal portion of finance lease liabilities	(74)	(88)
Proceeds from lease incentives received	—	190
Net cash used in financing activities	(5,053)	(2,371)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(38,735)	(34,153)
Beginning of period	116,729	119,709
End of period	$77,994	$85,556

CASTLE BIOSCIENCES, INC.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of Adjusted Revenues, Adjusted Gross Margin and Adjusted Net Loss Per Share, Basic and Diluted, which are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025
Adjusted Revenues
Net revenues (GAAP)	$102,891	$83,043	$290,116	$257,219
Revenue associated with test reports delivered in prior periods	(944)	(2,498)	3,549	5,436
Adjusted Revenues (Non-GAAP)	$101,947	$80,545	$293,665	$262,655

Adjusted Gross Margin
Gross margin (GAAP)[1]	$76,868	$62,063	$215,383	$171,944
Amortization of acquired intangible assets	2,104	2,276	6,581	32,562
Revenue associated with test reports delivered in prior periods	(944)	(2,498)	3,549	5,436
Adjusted Gross Margin (Non-GAAP)	$78,028	$61,841	$225,513	$209,942

Gross Margin percentage (GAAP)[2]	74.7%	74.7%	74.2%	66.8%
Adjusted Gross Margin percentage (Non-GAAP)[3]	76.5%	76.8%	76.8%	79.9%

Adjusted Net Loss Per Share, Basic and Diluted
Net loss (GAAP)	$(4,100)	$(501)	$(20,682)	$(21,826)
Amortization of acquired intangible assets[4]	—	—	—	20,099
Adjusted Net Loss (Non-GAAP)	$(4,100)	$(501)	$(20,682)	$(1,727)

Weighted-average shares outstanding:
Basic	30,633	29,073	30,112	28,868
Diluted	30,633	29,073	30,112	28,868
Net loss per share (GAAP)[5]
Basic	$(0.13)	$(0.02)	$(0.69)	$(0.76)
Diluted	$(0.13)	$(0.02)	$(0.69)	$(0.76)
Adjusted Net Loss Per Share (Non-GAAP)[6]
Basic	$(0.13)	$(0.02)	$(0.69)	$(0.06)
Diluted	$(0.13)	$(0.02)	$(0.69)	$(0.06)

1.Calculated as net revenues (GAAP) less the sum of cost of sales (exclusive of amortization of acquired intangible assets) and amortization of acquired intangible assets.
2.Calculated as gross margin (GAAP) divided by net revenues (GAAP).
3.Calculated as Adjusted Gross Margin (Non-GAAP) divided by Adjusted Revenues (Non-GAAP).
4.Represents a one-time adjustment of an acceleration of amortization expense for our IDgenetix test during the three months ended March 31, 2025.
5.Calculated as net loss (GAAP) divided by weighted-average shares outstanding, basic and diluted.
6.Calculated as Adjusted Net Loss (Non-GAAP) divided by weighted-average shares outstanding, basic and diluted.

The table below presents the reconciliation of Adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Adjusted EBITDA
Net loss	$(4,100)	$(501)	$(20,682)	$(21,826)
Interest income	(2,512)	(2,833)	(7,413)	(8,876)
Interest expense	197	24	524	62
Income tax expense (benefit)	298	115	777	(4,974)
Depreciation and amortization	4,179	3,816	12,178	36,994
Stock-based compensation expense	11,232	12,100	32,597	34,487
Net losses (gains) on equity securities	3,425	(3,561)	2,033	(3,321)
Adjusted EBITDA (Non-GAAP)	$12,719	$9,160	$20,014	$32,546